                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                     AMERICAN MEDICAL SECURITY GROUP, INC.

Report of Independent Auditors........................................................        F-2

Consolidated Balance Sheets at December 31, 1995 and 1994 and June 30, 1996
 (Unaudited)..........................................................................        F-3

Consolidated Statements of Income for the years ended December 31, 1995, 1994, 1993
 and the six months ended June 30, 1996 and 1995 (Unaudited)..........................        F-5

Consolidated Statements of Shareholders' Equity for the years ended December 31, 1995,
 1994, 1993 and the six months ended June 30, 1996 (Unaudited)........................        F-6

Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1994,
 1993 and the six months ended June 30, 1996 and 1995 (Unaudited).....................        F-7

Notes to Consolidated Financial Statements............................................        F-8

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
American Medical Security Group, Inc.

    We have audited the accompanying consolidated balance sheets of American Medical Security Group, Inc. (the Company) as of December 31, 1995, and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Medical Security Group, Inc. at December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

    As discussed in Note 2 to the consolidated financial statements, the Company made certain accounting changes in 1995 and 1994.

                                          ERNST & YOUNG LLP

Milwaukee, Wisconsin
April 5, 1996

                     AMERICAN MEDICAL SECURITY GROUP, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                                  DECEMBER 31
                                                                            ------------------------    JUNE 30
                                                                               1995         1994         1996
                                                                            -----------  -----------  -----------
                                                                                                      (UNAUDITED)
                                                                                       (IN THOUSANDS)
                                                     ASSETS

Investments:
  Bonds available for sale, at fair value.................................  $     8,464  $     4,086  $    8,450
  Bonds held to maturity, at amortized cost...............................        1,880        1,880       1,880
  Other invested assets...................................................        5,433        3,940       6,404
  Investments in unconsolidated affiliates................................        3,706        1,792       2,498
                                                                            -----------  -----------  -----------
                                                                                 19,483       11,698      19,232

Cash and cash equivalents.................................................       18,929       28,262      16,839

Property and equipment:
  Furniture and equipment.................................................       12,621        8,335      14,706
  Computer equipment and software.........................................       32,576       21,822      36,030
  Leasehold improvements..................................................        1,836        1,547       1,876
  Less allowance for depreciation.........................................      (22,156)     (12,447)    (28,550 )
                                                                            -----------  -----------  -----------
                                                                                 24,877       19,257      24,062

Deferred income taxes.....................................................        1,892        4,514       5,296

Receivables and other assets:
  Funds held by insurance companies.......................................      144,390      110,263     129,349
  Advance to affiliates...................................................       12,000       12,000      --
  Premiums................................................................        4,353        1,700       3,468
  Interest................................................................          565          413         238
  Related party receivables...............................................        6,035        5,293       9,290
  Commission advances.....................................................        2,347        1,586       1,941
  Income tax receivable...................................................        1,205      --            2,768
  Prepaid expenses and other..............................................        6,902          805       8,002
                                                                            -----------  -----------  -----------
                                                                                177,797      132,060     155,056
                                                                            -----------  -----------  -----------
      Total assets........................................................  $   242,978  $   195,791  $  220,485
                                                                            -----------  -----------  -----------
                                                                            -----------  -----------  -----------

                            See accompanying notes.

                     AMERICAN MEDICAL SECURITY GROUP, INC.

                                                                                  DECEMBER 31
                                                                            ------------------------    JUNE 30
                                                                               1995         1994         1996
                                                                            -----------  -----------  -----------
                                                                                                      (UNAUDITED)
                                                                                       (IN THOUSANDS)
                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Health insurance claim reserves...........................................  $    82,223  $    53,292  $   75,662
Life claim reserves.......................................................        2,615        1,467       3,156
Unearned premium reserves.................................................       11,106        9,670      12,122
Notes payable.............................................................        2,229        3,693      11,936
Other liabilities:
  Premiums payable........................................................       28,985       39,147      13,553
  Self-funded deposits....................................................       11,279        4,337      10,460
  Accounts payable........................................................        2,188        2,065       4,781
  Commissions payable.....................................................        5,065        2,598       4,561
  Deferred administrative fees............................................        6,580        5,280       6,880
  Employee compensation, payroll taxes and amounts withheld...............        6,695        4,920       7,090
  Income taxes payable....................................................      --               666      --
  Other...................................................................        3,287        3,069       1,489
  Minority interest in subsidiary.........................................          231          455         165
                                                                            -----------  -----------  -----------
    Total liabilities.....................................................      162,483      130,659     151,855
Commitments and contingencies (Note 13)
Shareholders' equity:
  Common stock, par value $1 per share:
    Authorized shares -- 600,000
    Issued and outstanding shares -- 174,584 in 1994 and 174,734 in 1995
     and 1996 (unaudited).................................................          175          175         175
  Preferred stock, par value $1 per share and $1,000 stated value per share:
    Authorized shares -- 15,000
    Issued and outstanding shares -- 15,000...............................       15,000      --           15,000
  Additional paid-in capital..............................................        3,816        3,786       3,816
  Retained earnings.......................................................       57,898       64,747      50,030
  Unrealized gain (loss) on debt securities...............................        3,606       (3,576)       (391 )
                                                                            -----------  -----------  -----------
    Total shareholders' equity............................................       80,495       65,132      68,630
                                                                            -----------  -----------  -----------
      Total liabilities and shareholders' equity..........................  $   242,978  $   195,791  $  220,485
                                                                            -----------  -----------  -----------
                                                                            -----------  -----------  -----------

                            See accompanying notes.

                     AMERICAN MEDICAL SECURITY GROUP, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                         YEARS ENDED DECEMBER 31         SIX MONTHS ENDED JUNE 30
                                                  -------------------------------------  ------------------------
                                                     1995         1994         1993         1996         1995
                                                  -----------  -----------  -----------  -----------  -----------
                                                                                               (UNAUDITED)
                                                                          (IN THOUSANDS)
Revenue:
  Life and health premiums......................  $   496,989  $   374,875  $   242,896  $   281,513  $   232,486
  Administrative fees and commissions...........      246,458      192,109      124,148      134,385      116,310
  Investment income.............................       14,102        7,020        5,288        7,735        5,135
  Loss from unconsolidated subsidiaries.........       (2,170)        (472)        (300)      (1,903)        (655)
  Other.........................................        7,958        4,663        4,381        6,848        4,613
                                                  -----------  -----------  -----------  -----------  -----------
    Total revenue...............................      763,337      578,195      376,413      428,578      357,889
Expenses:
  Life and health benefits......................      389,498      249,992      163,642      224,899      186,457
  Expense allowance on reinsurance assumed......      118,996       92,405       59,821       66,261       55,898
  Commissions...................................      119,137       95,299       57,545       63,490       56,472
  Administrative expenses.......................      145,748      102,452       68,329       84,071       69,022
                                                  -----------  -----------  -----------  -----------  -----------
    Total expenses..............................      773,379      540,148      349,337      438,721      367,849
                                                  -----------  -----------  -----------  -----------  -----------
Income (loss) before minority interest, income
 taxes and cumulative effect of change in
 accounting principle...........................      (10,042)      38,047       27,076      (10,143)      (9,960)
Minority interest in net loss of subsidiary.....          244           42      --                88          119
                                                  -----------  -----------  -----------  -----------  -----------
Income (loss) before income taxes and cumulative
 effect of change in accounting principle.......       (9,798)      38,089       27,076      (10,055)      (9,841)
Income taxes (benefit)..........................       (1,947)      14,250        9,991       (2,628)      (2,482)
                                                  -----------  -----------  -----------  -----------  -----------
Income (loss) before cumulative effect of change
 in accounting principle........................       (7,851)      23,839       17,085       (7,427)      (7,359)
Cumulative effect of change in accounting
 principle, net of tax..........................        1,236      --           --           --             1,236
                                                  -----------  -----------  -----------  -----------  -----------
      Net income (loss).........................  $    (6,615) $    23,839  $    17,085  $    (7,427) $    (6,123)
                                                  -----------  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------  -----------

                            See accompanying notes.

                     AMERICAN MEDICAL SECURITY GROUP, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                                     UNREALIZED
                                                                             ADDITIONAL              GAIN (LOSS)      TOTAL
                                                       COMMON     PREFERRED    PAID-IN    RETAINED     ON DEBT    SHAREHOLDERS'
                                                        STOCK       STOCK      CAPITAL    EARNINGS   SECURITIES      EQUITY
                                                     -----------  ---------  -----------  ---------  -----------  -------------
                                                                                   (IN THOUSANDS)
Balance at January 1, 1993.........................   $     170   $  --       $   2,801   $  23,823   $  --        $    26,794
  Net income.......................................      --          --          --          17,085      --             17,085
  Common stock issued..............................           5      --             985      --          --                990
                                                          -----   ---------  -----------  ---------  -----------  -------------
Balance at December 31, 1993.......................         175      --           3,786      40,908      --             44,869
  Net income.......................................      --          --          --          23,839      --             23,839
  Adjustment for change in accounting method, net
   of deferred taxes...............................      --          --          --          --           1,305          1,305
  Unrealized depreciation on available-for-sale
   securities, net of deferred taxes...............      --          --          --          --          (4,881)        (4,881)
                                                          -----   ---------  -----------  ---------  -----------  -------------
Balance at December 31, 1994.......................         175      --           3,786      64,747      (3,576)        65,132
  Preferred stock issued...........................      --          15,000      --          --          --             15,000
  Exercised stock options..........................      --          --              30      --          --                 30
  Dividends paid on preferred stock................                                            (234)                      (234)
  Net loss.........................................      --          --          --          (6,615)     --             (6,615)
  Unrealized appreciation on available-for-sale
   securities, net of deferred taxes...............      --          --          --          --           7,182          7,182
                                                          -----   ---------  -----------  ---------  -----------  -------------
Balance at December 31, 1995.......................         175      15,000       3,816      57,898       3,606         80,495
(UNAUDITED)
  Dividends paid on preferred stock................      --          --          --            (441)     --               (441)
  Net loss.........................................      --          --          --          (7,427)     --             (7,427)
  Unrealized depreciation on available-for-sale
   securities, net of deferred taxes...............      --          --          --          --          (3,997)        (3,997)
                                                          -----   ---------  -----------  ---------  -----------  -------------
Balance at June 30, 1996...........................   $     175   $  15,000   $   3,816   $  50,030   $    (391)   $    68,630
                                                          -----   ---------  -----------  ---------  -----------  -------------
                                                          -----   ---------  -----------  ---------  -----------  -------------

                            See accompanying notes.

                     AMERICAN MEDICAL SECURITY GROUP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                 SIX MONTHS ENDED
                                                                  YEARS ENDED DECEMBER 31            JUNE 30
                                                              -------------------------------  --------------------
                                                                1995       1994       1993       1996       1995
                                                              ---------  ---------  ---------  ---------  ---------
                                                                                                   (UNAUDITED)
                                                                                 (IN THOUSANDS)
OPERATING ACTIVITIES
Net income (loss)...........................................  $  (6,615) $  23,839  $  17,085  $  (7,427) $  (6,123)
  Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
    Provision for depreciation and amortization.............     10,450      7,369      3,660      6,588      4,524
    Gain on sale of property and equipment..................         (8)      (234)       228     --            (13)
    Equity in loss of unconsolidated affiliates.............      2,170        472        300      1,903        813
    Deferred income taxes (benefit).........................     (1,245)       675       (933)    (1,254)      (303)
    Contribution of common stock to profit sharing plan.....     --         --            990     --         --
    Changes in operating accounts:
      Receivables and other assets..........................    (34,882)   (37,915)   (55,334)    18,696     (6,425)
      Unearned premium reserves.............................      1,436      2,699      4,548      2,386       (374)
      Insurance claim reserves..............................     30,079     15,851     23,535     (4,995)     8,017
      Other liabilities.....................................      1,313     20,746     11,134    (17,199)   (16,054)
                                                              ---------  ---------  ---------  ---------  ---------
Net cash provided by (used in) operating activities.........      2,698     33,502      5,213     (1,302)   (15,938)
INVESTING ACTIVITIES
Purchase of other invested assets...........................     (1,493)      (465)    (2,250)       (12)      (422)
Purchase of investment securities...........................     (5,025)    (1,706)    (3,481)      (196)    (3,418)
Maturity of investment securities...........................        950        100        551         43        375
Investments in subsidiaries.................................     (4,084)    (3,514)    --         (4,307)    (2,467)
Proceeds from sale of property and equipment................        770      1,900        238         12        778
Purchase of property and equipment..........................    (16,480)   (10,945)   (11,559)    (5,594)    (9,835)
                                                              ---------  ---------  ---------  ---------  ---------
Net cash used in investing activities.......................    (25,362)   (14,630)   (16,501)   (10,054)   (14,989)
FINANCING ACTIVITIES
Payments on notes payable...................................    (16,465)    (1,220)      (556)    (2,229)    (1,443)
Proceeds from issuance of notes payable.....................     15,000     --          3,500     11,936     10,484
Exercised stock options.....................................         30     --         --         --             30
Issuance of preferred stock.................................     15,000     --         --         --         --
Dividends paid on preferred stock...........................       (234)    --         --           (441)      (158)
Principal payments on capital lease obligations.............     --         --            (22)    --         --
                                                              ---------  ---------  ---------  ---------  ---------
Net cash provided by (used in) financing activities.........     13,331     (1,220)     2,922      9,266      8,913
                                                              ---------  ---------  ---------  ---------  ---------
Net increase (decrease) in cash and cash equivalents........     (9,333)    17,652     (8,366)    (2,090)   (22,014)
Cash and cash equivalents at beginning of year..............     28,262     10,610     18,976     18,929     28,262
                                                              ---------  ---------  ---------  ---------  ---------
Cash and cash equivalents at end of year....................  $  18,929  $  28,262  $  10,610  $  16,839  $   6,248
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------

                            See accompanying notes.

                     AMERICAN MEDICAL SECURITY GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1.  ACCOUNTING POLICIES

    ORGANIZATION

    American Medical Security Group, Inc. (AMSG) is a holding company for various subsidiaries involved primarily in the health insurance industry. Third party administrator (TPA) operations market and administer primarily group life and health insurance in 32 states and the District of Columbia. Insurance operations consist of insurance business primarily assumed from a group of affiliated insurance companies. These insurance risks are administered by AMSG's TPA subsidiaries. Other consolidated and unconsolidated subsidiaries are involved in managed care activities, such as health maintenance organizations and preferred provider organizations.

    The consolidated financial statements include the accounts of AMSG and its subsidiaries:

    - American Medical Security, Inc. (AMS), a third-party administrator

    - American Medical Security Insurance Company (AMSIC), a life insurance company

    - American Medical Security Insurance Company of Ohio (AMSICO), a subsidiary of AMSIC

    - American Medical Security Insurance Company of Georgia (AMSICGA), a subsidiary of AMSIC

    - Accountable Health Plans of Texas, Inc. (AHP), a preferred provider organization

    - American Medical Security Provider Partnerships, Inc. (PPI), a preferred provider organization development company, formed January 1, 1995

    - Continental Plan Services, Inc. (CPSI), a third party administrator

    - Unity HMO of Illinois, Inc. (Unity), a 90% owned health maintenance organization

    Effective January 1, 1995, American Medical Security, Inc. changed its name to AMSG Inc. and contributed all assets, except for its investments in subsidiaries to American Medical Security, Inc., a newly formed subsidiary of AMSG.

    BASIS OF PRESENTATION

    The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles (GAAP). Significant intercompany accounts and transactions have been eliminated.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    INVESTMENTS

    Debt securities (bonds) that AMSG has both the positive intent and ability to hold to maturity are classified as held to maturity and stated at amortized cost. Debt securities not classified as held to maturity are classified as available for sale and stated at fair value. Unrealized holding gains and losses on securities classified as available for sale are stated as a separate component of shareholders' equity, net of applicable deferred taxes.

    Amortization and accretion on bonds are calculated using an effective interest method. Realized gains and losses on disposals of investments are determined by specific identification of investments sold. Other invested assets represent an investment in a real estate partnership (see Note 9), which is valued at AMSG's share of net equity in the partnership.

    Investment in unconsolidated subsidiaries are carried under the equity method at AMSG's proportionate share of ownership in the subsidiary.

                     AMERICAN MEDICAL SECURITY GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1.  ACCOUNTING POLICIES (CONTINUED)
    PROPERTY AND EQUIPMENT

    Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

    FUNDS HELD BY INSURANCE COMPANIES

    Funds held by insurance companies represent amounts on deposit with insurers related to reinsurance agreements. See Note 6 for further discussion.

    INSURANCE CLAIM RESERVES

    Insurance claim reserves represent the liabilities arising from life and health benefits provided under the respective policies. These reserves include claims in process of adjudication and unreported claims. This liability represents management's best estimate of the ultimate net cost of all reported and unreported claims which are not paid at year end. The estimates are continually reviewed and, as adjustments to these reserves become necessary, such adjustments are reflected in current operations.

    PREMIUMS, ADMINISTRATIVE FEES AND COMMISSIONS

    Life and health premiums are recognized as revenue over the periods for which insurance protection is provided. Administrative fees are recognized as income as administrative services are provided. Commissions revenue and commissions expense are recognized on the effective dates of the related policies.

    INCOME TAXES

    Deferred income taxes are provided for temporary differences between the carrying value of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. The differences relate primarily to unrealized gains and losses on available for sale investments, tax basis discounting of loss reserves, capitalization of deferred acquisition costs for tax purposes and the deferral of certain administration fees for financial statement purposes.

    CASH AND CASH EQUIVALENTS

    The Company considers short-term investments with remaining maturities of three months or less at the date of acquisition to be cash equivalents.

    RECLASSIFICATIONS

    Certain 1994 and 1993 financial statement amounts have been reclassified to conform with the 1995 presentation.

2.  CHANGE IN ACCOUNTING METHOD
    During 1995, AMSG changed the method of accounting for printed and promotional materials by recording such materials as inventory and expensing the materials as they are used in order to better match the expenses to the periods benefited. Prior to January 1, 1995, all purchases of such materials were immediately expensed. The effect of the change in accounting was an increase to 1995 net income of $1,236,000, net of taxes of $665,000.

    Effective January 1, 1994, AMSG adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Debt securities (bonds) that AMSG has both the positive intent and ability to hold to maturity are stated at amortized cost. Debt securities that AMSG does not have the positive intent and ability to hold to maturity and all marketable equity securities are classified as available for sale and stated at market value. Unrealized holding gains and losses on securities classified as available for sale are stated as a separate component of shareholders' equity. Prior to January 1, 1994, investments in bonds were stated at amortized

                     AMERICAN MEDICAL SECURITY GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.  CHANGE IN ACCOUNTING METHOD (CONTINUED)
cost. The effect of adopting SFAS No. 115 on January 1, 1994, was to increase shareholders' equity by $1,305,000, resulting from unrealized gains on bonds available for sale and funds held by insurance companies of $2,007,000, net of deferred taxes of $702,000. See Note 6 for discussion of funds held balances.

3.  INVESTMENTS
    The amortized cost and fair values of bonds are summarized as follows:

                                                                 GROSS        GROSS
                                                  AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                    COST         GAINS       LOSSES       VALUE
                                                 -----------  -----------  -----------  ---------
                                                                  (IN THOUSANDS)
At December 31, 1995:
  Available for sale --
   U.S. Treasury securities                       $   8,318    $     152    $       6   $   8,464
                                                 -----------       -----        -----   ---------
                                                 -----------       -----        -----   ---------
  Held to maturity --
   U.S. Treasury securities                       $   1,880    $      18    $  --       $   1,898
                                                 -----------       -----        -----   ---------
                                                 -----------       -----        -----   ---------
At December 31, 1994:
  Available for sale --
   U.S. Treasury securities                       $   4,260    $  --        $     174   $   4,086
                                                 -----------       -----        -----   ---------
                                                 -----------       -----        -----   ---------
  Held to maturity --
   U.S. Treasury securities                       $   1,880    $  --        $      33   $   1,847
                                                 -----------       -----        -----   ---------
                                                 -----------       -----        -----   ---------

    The amortized cost and estimated fair values of bonds at December 31, 1995, by contractual maturity are shown below:

                                                                           AMORTIZED     FAIR
                                                                             COST        VALUE
                                                                          -----------  ---------
                                                                              (IN THOUSANDS)
Bonds available for sale:
  Due in one year or less...............................................   $   1,223   $   1,234
  Due after one through five years......................................       6,251       6,370
  Due after five through ten years......................................         844         860
                                                                          -----------  ---------
                                                                           $   8,318   $   8,464
                                                                          -----------  ---------
                                                                          -----------  ---------
Bonds held to maturity:
  Due in one year or less...............................................   $     600   $     605
  Due in one through five years.........................................       1,280       1,293
                                                                          -----------  ---------
                                                                           $   1,880   $   1,898
                                                                          -----------  ---------
                                                                          -----------  ---------

    No bond sales occurred during 1995 or 1994. Proceeds from sales of bonds during 1993 were $77,000. Gross losses of $45 were realized on these bond sales.

    Fair values represent quoted market prices for securities traded in the public marketplace. The fair values of AMSG's other financial instruments approximates their carrying value.

    At December 31, 1994, AMSG's funds held balance was decreased by $5,328,000 and shareholders' equity decreased by $3,463,000, net of deferred taxes of $1,865,000 related to AMSG's share of net unrealized losses on available-for-sale investments backing the funds held balance. At December 31,

                     AMERICAN MEDICAL SECURITY GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3.  INVESTMENTS (CONTINUED)
1995, AMSG's funds held balance was increased by $5,401,000 and shareholders' equity increased by $3,511,000, net of deferred taxes of $1,890,000 related to AMSG's share of net unrealized gains on available-for-sale investments backing the funds held balance.

    Net investment income is comprised of the following:

                                                                 1995       1994       1993
                                                               ---------  ---------  ---------
                                                                       (IN THOUSANDS)
Bonds........................................................  $     422  $     166  $     125
Cash equivalents.............................................        880        532        290
Funds held...................................................     12,436      6,123      4,728
Other investments............................................        297        193        164
Notes receivable.............................................        422        263        103
                                                               ---------  ---------  ---------
                                                                  14,457      7,277      5,410
Investment expenses..........................................       (355)      (257)      (122)
                                                               ---------  ---------  ---------
Investment income............................................  $  14,102  $   7,020  $   5,288
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    Unrealized gains (losses) is comprised of the following at December 31:

                                                                 1995       1994       1993
                                                               ---------  ---------  ---------
                                                                       (IN THOUSANDS)
Bonds available for sale:
  Gross unrealized gains.....................................  $     152  $  --      $  --
  Gross unrealized losses....................................         (6)      (174)    --
Funds held...................................................      5,401     (5,328)    --
Deferred income taxes........................................     (1,941)     1,926     --
                                                               ---------  ---------  ---------
Net unrealized gains (losses)................................  $   3,606  $  (3,576) $  --
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

4.  SHAREHOLDERS' EQUITY
    On September 29, 1995, AMSG issued preferred stock to United Wisconsin Life Insurance Company (UWLIC). Holders of the preferred stock have preferential rights in regard to dividends and payment upon liquidation. There are no voting rights associated with the stock, with the exception of the occurrence of certain events, as outlined in the stock agreement. The stock is redeemable at the discretion of AMSG, or at the occurrence of certain events as defined by the stock agreement.

    Preferred stock dividends are cumulative and paid on a quarterly basis. During the first five years the stock is outstanding, the dividend rate will be adjusted quarterly equal to 2.5% below Bank One Milwaukee's reference rate on the last day of the previous quarter. After five years, the dividend rate will be adjusted to 125% of the applicable treasury rate.

    At December 31, 1995, consolidated retained earnings included $2,942,000 of undistributed losses of AMSG's 50% or less owned investees accounted for using the equity method.

                     AMERICAN MEDICAL SECURITY GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5.  INSURANCE CLAIM RESERVES
    Activity in the liability for health insurance claim reserves is summarized below:

                                                            1995         1994         1993
                                                         -----------  -----------  -----------
                                                                    (IN THOUSANDS)
Balance at January 1...................................  $    53,292  $    37,757  $    15,179
Plus --
  Incurred related to:
    Current year.......................................      376,337      250,691      162,801
    Prior year.........................................        5,395       (5,478)      (2,743)
                                                         -----------  -----------  -----------
      Total incurred...................................      381,732      245,213      160,058
Less --
  Paid related to:
    Current year.......................................      294,441      197,399      125,044
    Prior year.........................................       58,687       32,279       12,436
                                                         -----------  -----------  -----------
      Total paid.......................................      353,128      229,678      137,480
                                                         -----------  -----------  -----------
Balance at December 31.................................  $    81,896  $    53,292  $    37,757
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------

    Liabilities for health insurance claim reserves are based upon actuarial projections applied to historical claim data. As a result of significant growth in AMSG's health insurance business, AMSG has experienced variability in the ultimate settlement of health insurance claim reserves. Actuarial projections of health insurance claim reserves are continually reviewed and adjusted as necessary as experience develops and new information becomes available.

6.  REINSURANCE
    AMSG administers a block of group life and health insurance business for UWLIC and United Wisconsin Insurance Company (UWIC) through an administrative services agreement. The agreement includes maintaining membership records, claim processing and payment, coordination of benefits and billing/cash collection processing, underwriting and marketing. In 1995, 1994 and 1993, AMSG earned administrative fees and commissions of $216,946,000, $170,287,000 and $109,311,000, respectively under the agreement. UWIC and UWLIC ceded 50% of their respective life and health insurance risk to AMSIC, a subsidiary of AMSG, through reinsurance agreements.

    During 1992 UWIC ceded 30 percent of its insurance risk to AMSIC. The reinsurance agreement contained a profit-sharing provision which required the underwriting gains or losses on the underlying business to be allocated 50 percent to AMSIC. A contingent commission of $1,760,000 was recorded in 1993 in conjunction with this reinsurance agreement. UWIC and UWLIC generally hold funds on behalf of AMSIC equivalent to the claim reserves, the accumulated net underwriting profits and accumulated investment earnings. UWIC and UWLIC pay interest to AMSIC on the funds held balance at their average portfolio yields.

                     AMERICAN MEDICAL SECURITY GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.  REINSURANCE (CONTINUED)
    A summary of financial balances which represent amounts assumed by AMSIC as a result of the reinsurance agreements with UWIC and UWLIC is as follows:

                                                               DECEMBER 31
                                                         ------------------------
                                                            1995         1994
                                                         -----------  -----------
                                                              (IN THOUSANDS)
Funds held by insurance companies......................  $   142,328  $   110,263
Unearned premium reserves..............................        9,736        9,670
Health insurance claim reserves........................       80,636       53,292
Life claim reserves....................................        2,229        1,467


                                                                YEARS ENDED DECEMBER 31
                                                         -------------------------------------
                                                            1995         1994         1993
                                                         -----------  -----------  -----------
                                                                    (IN THOUSANDS)
Life and health premiums...............................  $   494,107  $   374,875  $   242,896
Investment income......................................       12,436        6,123        4,728
Life and health benefits...............................      386,900      250,034      163,642

Expense allowance on reinsurance assumed:
  Commissions..........................................  $    61,485  $    49,481  $    30,369
  Administrative fees..................................       46,987       35,663       24,287
  Premium taxes........................................        8,671        6,632        4,431
  Miscellaneous fees...................................        1,139          629          734
                                                         -----------  -----------  -----------
    Total expense allowance on reinsurance assumed.....  $   118,282  $    92,405  $    59,821
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------

7.  STATUTORY REPORTING
    AMSG's life insurance subsidiaries and Unity report to their respective state departments of insurance in conformity with statutory reporting practices.

    The recorded and minimum surplus of these subsidiaries, in accordance with statutory reporting practices, were as follows at December 31, 1995:

                                                                            MINIMUM
                                                               STATUTORY   STATUTORY
                                                                SURPLUS     SURPLUS
                                                               ---------  -----------
                                                                   (IN THOUSANDS)
Statutory surplus at December 31:
    AMSIC....................................................  $  61,332   $     500
    AMSICO...................................................      3,489       2,500
    AMSICGA..................................................      4,230       3,000
    Unity....................................................      1,716       1,500

    Net income (loss) for these subsidiaries, in accordance with statutory reporting practices, was as follows:

                                                               1995       1994       1993
                                                             ---------  ---------  ---------
                                                                     (IN THOUSANDS)
AMSIC......................................................  $     247  $  24,171  $  15,443
AMSICO.....................................................        123        126        159
AMSICGA....................................................        194        (39)       (74)
Unity......................................................     (1,512)      (215)    --

                     AMERICAN MEDICAL SECURITY GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7.  STATUTORY REPORTING (CONTINUED)

    The payment of dividends by AMSG's life insurance subsidiaries and Unity is limited and generally cannot be made except from earned profits and, in certain circumstances, without the prior approval of the respective state departments of insurance.

8.  INCOME TAXES
    AMSG and its eligible non-life insurance subsidiaries file a consolidated federal income tax return. Under a written tax sharing agreement, AMSG collects from or refunds to the subsidiaries the amount of taxes or benefits determined as if AMSG and subsidiaries filed separate returns.

    AMSG's recorded income taxes before cumulative effect of change in accounting principle varies from income taxes computed at the federal statutory rate as follows:

                                                                           1995       1994       1993
                                                                         ---------  ---------  ---------
                                                                                 (IN THOUSANDS)

Tax (benefit) at federal statutory rate................................  $  (3,429) $  13,331  $   9,477
Nondeductible expenses.................................................      1,014        884        137
State income and franchise taxes, net of federal benefit...............         90        195        136
Goodwill amortization..................................................          6     --         --
Unconsolidated life insurance company income...........................         95     --         --
Small life company deduction...........................................        (48)    --         --
Other..................................................................        325       (160)       241
                                                                         ---------  ---------  ---------
Income taxes (benefit) before cumulative effect of change in accounting
 principle.............................................................  $  (1,947) $  14,250  $   9,991
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------

    Components of the provision for income taxes are as follows:

                                                                         1995       1994       1993
                                                                       ---------  ---------  ---------
                                                                               (IN THOUSANDS)
Current:
  Federal............................................................  $    (174) $  14,630  $  10,714
  State..............................................................        138        300        210
                                                                       ---------  ---------  ---------
                                                                             (36)    14,930     10,924
Deferred (benefit)...................................................     (1,246)      (680)      (933)
                                                                       ---------  ---------  ---------
                                                                       $  (1,282) $  14,250  $   9,991
                                                                       ---------  ---------  ---------
                                                                       ---------  ---------  ---------

                     AMERICAN MEDICAL SECURITY GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8.  INCOME TAXES (CONTINUED)
    Significant components of the deferred tax liabilities and assets as of December 31 are as follows:

                                                                                       1995       1994
                                                                                     ---------  ---------
                                                                                        (IN THOUSANDS)
Deferred tax assets:
  Deferred administrative fees.....................................................  $   2,303  $   1,848
  Tax-basis reserve adjustment.....................................................        944        730
  Tax-basis unearned premium reserve adjustment....................................        566        352
  Tax-basis deferred acquisition costs.............................................        318        184
  Accrued compensation.............................................................        503        233
  Losses from unconsolidated subsidiaries..........................................        907        270
  Unrealized investment losses.....................................................     --          1,926
  Start-up and organization costs..................................................        319     --
  Other -- net.....................................................................        715         76
                                                                                     ---------  ---------
    Deferred tax assets............................................................      6,575      5,619
Valuation allowance................................................................       (907)      (270)
                                                                                     ---------  ---------
Deferred tax assets, net of valuation allowance....................................      5,668      5,349

Deferred tax liabilities:
  Unrealized investment gains......................................................      1,941     --
  Capitalized supply inventory.....................................................        668     --
  Tax over book depreciation.......................................................        372        728
  Other -- net.....................................................................        795        107
                                                                                     ---------  ---------
    Deferred tax liabilities.......................................................      3,776        835
                                                                                     ---------  ---------
Net deferred tax assets............................................................  $   1,892  $   4,514
                                                                                     ---------  ---------
                                                                                     ---------  ---------

    The nature of AMSG's deferred tax assets and liabilities are such that the reversal pattern for those temporary differences should generally result in realization of the deferred assets. AMSG establishes a valuation allowance for any portion of the deferred tax asset that management believes may not be realized. AMSG established a valuation allowance in 1995 and 1994 relating to undistributed losses from investments in unconsolidated affiliates.

    AMSG paid federal income taxes of $1,766,000, $14,768,000 and $10,198,000 in 1995, 1994 and 1993, respectively.

9.  LEASES
    AMSG leases office space and certain equipment under operating leases. Future minimum lease payments by year and in aggregate under noncancelable operating leases consisted of the following at December 31, 1995 (in thousands):

1996..............................................  $   5,234
1997..............................................      5,110
1998..............................................      5,019
1999..............................................      4,938
2000..............................................      4,734
Thereafter........................................     19,717
                                                    ---------
Total minimum lease payments......................  $  44,752
                                                    ---------
                                                    ---------

                     AMERICAN MEDICAL SECURITY GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9.  LEASES (CONTINUED)
    Operating lease rent totaled $3,867,000, $2,997,000 and $2,287,000 during 1995, 1994 and 1993, respectively.

    AMSG leases office space from U&C Real Estate Partnership (U&C) under an agreement which expires September 30, 2005. U&C is jointly owned by AMSIC and UWIC. Under this agreement, monthly lease payments for 1995 were $159,000 per month from January to July and $344,000 per month from August to December. Under the terms of the agreement, AMSG paid $2,833,000, $1,908,000 and $517,000 during 1995, 1994 and 1993, respectively.

    AMSG leases office space under an agreement with certain officers and shareholders which expires September 30, 2000, with an option to renew the lease for an additional five years. This agreement requires annual lease payments of $768,000. Additionally, all sublease rental revenue, property taxes and operating expenses are the responsibility of AMSG. AMSG received sublease revenue of $406,000, $422,000 and $426,000 in 1995, 1994 and 1993, respectively.
Under the terms of this lease, AMSG must pay a penalty of $1,800,000 to the bank if the lease is not renewed in 2000. Future minimum rental income on noncancelable subleases, by year and in aggregate, consists of the following at December 31, 1995 (in thousands):

1996.................................................  $     374
1997.................................................        191
1998.................................................        198
1999.................................................        204
                                                       ---------
Total minimum rental income..........................  $     967
                                                       ---------
                                                       ---------

10. NOTES PAYABLE
    Notes payable consist of the following:

                                                                                       1995       1994
                                                                                     ---------  ---------
                                                                                        (IN THOUSANDS)
Note payable, Bank One -- Green Bay, 0.5% in excess of prime, adjusted monthly, payable in monthly installments of $53,735, including principal and interest, with
 final payment made in October 1995................................................  $  --      $     528
Note payable, Bank One -- Green Bay, prime, adjusted monthly, payable in monthly installments of $71,995, including principal and interest, with final payment due
 February 1996.....................................................................      2,229      2,865
Other notes payable................................................................     --            300
                                                                                     ---------  ---------
                                                                                     $   2,229  $   3,693
                                                                                     ---------  ---------
                                                                                     ---------  ---------

    Interest paid on debt and lease obligations during 1995, 1994 and 1993 was $247,000, $293,000 and $91,000 respectively.

    The notes payable are secured by AMSG's assets and personal guarantees of certain officers and shareholders.

    AMSG has a line of credit from a bank of $750,000 available at December 31, 1995 and 1994. The unused portion was $15,000 and $350,000 at December 31, 1995 and 1994, respectively.

                     AMERICAN MEDICAL SECURITY GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

11. EMPLOYEE BENEFIT PLANS
    The employees of AMSG are included in a contributory defined contribution profit sharing plan covering all eligible salaried and hourly employees who meet minimum service requirements. Contributions are determined by AMSG's Board of Directors and amounted to $1,675,000, $2,490,000 and $1,899,000 for 1995, 1994
and 1993, respectively.

    AMSG has a Nonqualified Stock Option Plan covering certain key employees as defined by the Board of Directors. The plan expires on December 1, 1996, except as to options then outstanding. A maximum of 10,000 shares of common stock may be issued under the plan.

    Options to purchase 8,000 shares of common stock at an exercise price of $198.00 per share were granted in 1993. The grantee's rights vest ratably over four years and expire 10 years after the date of grant. Options for 150 shares were exercised in 1995. During 1995, 650 outstanding options lapsed. No options were exercised in 1994 or 1993.

12. RELATED PARTY TRANSACTIONS
    United Wisconsin Services, Inc. (UWS), a subsidiary of Blue Cross & Blue Shield United of Wisconsin (BCBSUW), owns 11.9% of the outstanding common stock of AMSG. UWS is the parent company of UWLIC and UWIC.

    AMSG has employment contracts with the two primary founders of AMSG. Under the terms of the contracts, either party may terminate the contract upon three years prior written notice. As of December 31, 1995, notice of termination of the contract had not been given by either party.

    AMSG has advanced UWIC $12,000,000 of accumulated premium deposits, in order to take advantage of higher portfolio interest rates earned on the UWIC investment portfolio. UWIC pays interest to AMSIC on the advance at its average portfolio yield.

    AMSG has interests in several unconsolidated health maintenance organizations (HMO's). In addition to capital investments in these organizations, AMSG recognized its share of the organizations' income (loss) for the year and recorded receivables due from these organizations. In addition, administrative fees paid to AMS, the TPA, were recognized as revenue.

    During 1995, these related party transactions were, in aggregate: capital investments of $4,084,000, AMSG's share of net losses of $2,170,000, receivables due to AMSG of $1,204,000 as of December 31 and administrative fees to AMS of $19,000. The majority of these receivables are long term, bear interest at the prime rate plus one percent, and are secured by a general business security agreement.

    AMSG has advanced money to several sales managers and key home office employees. Receivables amounted to $2,590,000 at December 31, 1995.

13. COMMITMENTS AND CONTINGENCIES
    AMSG and its subsidiaries are involved in various legal actions occurring in the normal course of business. In the opinion of management, adequate provisions have been made for losses which may result from these actions and, accordingly, the outcome of these proceedings is not expected to have a material adverse effect on the consolidated financial statements.

    During 1993, U&C entered into a mortgage on an office building located in the Village of Howard, Wisconsin, which is occupied by AMSG under a lease with an initial term of twelve years. Another mortgage was entered into during 1995 to finance additions made to the home office building. The partners have each signed a guarantee for 50% of the principal of the phase 1 and phase 2 mortgages, with balances of $5,041,000 and $6,050,000, respectively at December 31, 1995. AMSG's investment in U&C is included in other invested assets on the consolidated balance sheets.

                     AMERICAN MEDICAL SECURITY GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

13. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    AMSG and its two primary founders are parties to a joint venture agreement with UWS, UWLIC and UWIC which continues until December 31, 1996, subject to annual renewal for subsequent one year terms upon mutual agreement of the parties. The joint venture may not be terminated by either party without cause. UWS has the option, exercisable on December 31, 1996, to purchase all the outstanding capital stock of AMSG at a price based on AMSG's premium revenue, book value and after tax earnings.

    AMSG guarantees a line of credit of $1,460,000 for an unrelated corporation as of December 31, 1995. The amount drawn under the line of credit was $1,365,000 at December 31, 1995.

14. SUBSEQUENT EVENTS

    On January 2, 1996, AMSIC acquired a 20% ownership interest in Personal Physicians Care, Inc. (PPC), a health maintenance organization, for $3,500,000. The purchase agreement specifies that AMSIC agrees to purchase an additional 1% of PPC's outstanding shares of stock in 1997. The purchase of the additional shares is at the option of PPC and is determined by a formula defined in the purchase agreement. As an alternative to the purchase, AMSIC may sell a portion of its ownership interest back to PPC for a nominal amount.

    On February 1, 1996, AMSG secured a loan for $10,000,000 through Bank One, with an interest rate at prime, adjusted monthly. Payments are interest only the first year. Subsequent to securing the loan, AMSG was not in compliance with certain covenants relating to required levels of net income and net worth as defined by the agreement.